The Construction Bank of China

                                 LOAN AGREEMENT

Type of the Loan:        Foreign Currency Short-term Loan for Working Capital
No. of Contract:         96(W)004

Debtor:                  Xianyang Daming Electronics Co. Ltd.
Address:                 70 West Weiyang Road, Xianyang              Telephone:
Legal Representative:    Mr. Du, Qingsong
Bank Account:
Fax:                                                                 Post code:

Creditor:                Construction Bank of China, Xianyang Branch
Address:                                                             Telephone:
Legal Representative:
Fax:                                                                 Post code:

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Debtor (Party A):                   Xianyang Daming Electronics Co., Ltd
Creditor (Party B):                 Construction Bank of China, Xianyang Branch

The parties agree as follows:

1. Total amount of the Loan Facility US$1,100,000.

2. The party A will use the loan for importing raw materials.

3. The term of the Loan Facility will be scheduled from Sept. 16, 1996 to mature and expire on March 15, 1997.

4. The loan's prime rate per annum is 7.4375%, and is computed on the basis of every three months. The interest of the loan is calculated from the date when the loan is transferred to the Party A's account. During the period of the agreement, the interest rate is subject to any change by the Bank of China.

5.  The Party A plans to spend the loan as following:
1996 year 9 month US$1,100,000 amount

__year_month_____amount
__year_month_____amount
__year_month_____amount

6.  The Schedule for the Party A to return the loan will be as following:
1997 year 3 month US$1,100,000 amount

__year_month_____amount
__year_month_____amount
__year_month_____amount

The Party A should notice the Party B __ business days in advance when he plans to return the loan before the scheduled date.

7. The interest will be deducted directly from the Party A's Foreign Currency account on the scheduled interest-pay-day. If the Party A fails to do so, the Party B may stop releasing the loan.

8. If the Party A fails to return the loan as the scheduled date, the Bank or other authorized party has the right to deduct the principle, interest and other costs.

9.  Modification or dismiss of the agreement:

(1). After this agreement comes to be effective , neither of the Party A or Party B is allowed to make a modification or cancel the agreement without the consent of the other party.

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(2). In case the Party A will not be able to pay off the loan on the mature date due to any situation out of his control, the Party A may apply for extension of the loan which can only be allowed to extend for one time.
The Party A is supposed to submit the application form __business days before the mature date and prepare the third Party's warranty agreement, then sign the Loan Facility Extension Agreement in face of the Party B.

(3). If the Party A would like to transfer the right and obligation under this agreement to any of the Party, he should let the Party B know beforehand
 .This transformation will not come to be effective until the Third Party sign another Loan Facility Agreement with the Party B.

(4). In case any of the Parties change their status during the period of the agreement, the reorganized party will continue to fulfill the obligation and enjoy the right under the agreement.

10. To the respect of the principle, interest and other costs, Xianyang Pianzhuan Group Corp will be the guarantor for the Party A, and the Party A will supply the collateral to secure the full payment. Two agreements will be signed respectively thereafter.

11. During the period of the agreement, the Party A can not change his status without the writing the approval of the Party B (e.g. Contractual term, joint venture, merge, etc.).

12.  The right and obligation between the Party A and the Party B:

(1) The Party A has the right to ask for release of the loan from the Party B as the agreement.

(2) The Party A will return the principle and the interest on the mature date.

(3) The Party A must use the loan for the purpose as he reports in the agreement. Without the writing approval of the Party B ,the Party A is not allowed to appropriate the loan for any other purpose.

(4) The Party A will provide all the relevant financial statements for the reference of the Party B.

(5) The Party B has the right to supervise the use of the loan by the Party A.

(6) The Party B has the right to supervise the financial processing of the Party A.

(7) The Party B will release the loan as the scheduled date under the agreement.

13. Events of Default:
(1) If the Party A does not use the loan as his report in the agreement ,the Party B may charge him extra interest rate, for the amount which is misplaced.
(2) If the Party A does not return the loan as the scheduled date of as the planned amount each time , the Party B may charge him extra interest rate--.
(3) Upon default of No.11 of the agreement, and Party A lose the whole amount of the loan thereafter, Party B may declare the entire unpaid principle balance and accrued unpaid interest immediately due, and then the Party A will pay that amount.

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(4) If the Party A is in default of No.15 of the
agreement, the Party B may charge the default fee ________ from the Party A.

(5) Under the following situation, the Party B may stop releasing the rest of the loan, declare the unpaid principle and the accrued interest due, or disposal the Collateral and also has the right to deduct that amount directly from the Party A's account.

a. The Party A does not use the loan as his report in the agreement and does not correct his mistake after he gets the Party B's notice.

b. The Party A provides the false financial statements to the Party B.

c. In case the guarantor is in default or the collateral is accidentally damaged, and the Party A can not fine a new qualified guarantor or another collateral.

d.  The Party A gets involved in serious lawsuit or arbitration.

e. Anything happens that make the Party A unable to pay the loan or the Party A is found no longer a bonafide debtor.

14. Any dispute may arise between the two parties, it should be settled in court located at the area near to the Party B. Before the court makes the decision, the two parties will continue to fulfill their obligations which are not under the dispute.

15.  Miscellaneous.

(1) Before the Party A pay off the loan, he is not allowed to supply this loan to any third party as the collateral.
(2) Before the Party A pay off the loan, he is not allowed to be anyone's guarantor.

(3)
(4)  ___________________________________________

16.  Anything beyond the contract is abided by the related law and regulations.

17. The contract is taking effective by authorized signature and seal and terminates when principal and interests under the agreement are paid off.

18.  The contract has three copies , two for each party and one for guarantor.

Xianyang Daming Electronics Co.,Ltd     International Division of Construction
                                        Bank, Xianyang Branch
seal                                    seal
Legal representative:                   Legal representative:
Sep. 16, 1996                           Sep. 16, 1996